Exhibit 10.25

RESTRICTED SHARE GRANT NOTICE AND AGREEMENT

Pangaea Logistics Solutions Ltd. (the “Company”), pursuant to its 2014 Share Incentive Plan, as amended from time to time (the “Plan”), hereby grants to Holder the number of Restricted Shares set forth below. The Restricted Shares are subject to all of the terms and conditions as set forth herein, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Share Grant Notice and Agreement (this “Grant Notice”), the Plan shall govern and control.

Holder:

Date of Grant:	May 8, 2015

Number of Restricted Shares:	10,000

Vesting of
Restricted Shares:	Subject to Holder’s continuous service as a member of the Board through the applicable vesting date, fifty percent (50%) of the Restricted Shares shall vest on May 8, 2016 and fifty percent (50%) of the Restricted Shares shall vest on May 8, 2017; provided, the Holder continues to serve on the Board until the date of the Company’s 2015 annual meeting of shareholders. Notwithstanding anything in the Grant Notice to the contrary, in the event of Holder’s Termination by reason of Holder’s death, all unvested Restricted Shares shall vest in full upon the date of such Termination.

Termination:	Except as otherwise provided herein with respect to Holder’s Termination by reason of Holder’s death or Disability, Section 6(c) of the Plan regarding Termination is incorporated herein by reference and made a part hereof.

Additional Terms:

•	The transfer restrictions described in Section 6(b) of the Plan are incorporated herein by reference and made a part hereof.

•	Any certificates representing the vested Restricted Shares delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•	Holder shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited or repurchased, or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a shareholder with respect to the Restricted Shares; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Shares (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. As soon as practicable following each applicable vesting date any applicable Retained Distributions shall be delivered to Holder.

•	This Grant Notice does not confer upon Holder any right to continue as a member of the Board.

•	This Grant Notice shall be construed and interpreted in accordance with the internal laws of Bermuda, without regard to the principles of conflicts of law thereof.

•	Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Shares (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email.

* * *

The undersigned Holder acknowledges receipt of THIS GRANT NOTICE AND the plan, and, as an express condition to the grant of RESTRICTED SHARES HEREUNDER, agrees to be bound by the terms THIS GRANT NOTICE and the Plan.

PANGAEA LOGISTICS SOLUTIONS LTD.		Holder

By:
	Signature	Signature

Title:	Chief Financial Officer
Print Name

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